   As Filed With the Securities and Exchange Commission on February 23, 1999
                                                     Registration No. 333-______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                          --------------------------

                         PENNZOIL-QUAKER STATE COMPANY
              (Exact name of issuer as specified in its charter)

         DELAWARE                                      76-0200625
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

PENNZOIL PLACE, P.O. BOX 2967                          77252-2967
      HOUSTON, TEXAS                                   (Zip Code)
(address of principal executive offices)

                          --------------------------

         PENNZOIL-QUAKER STATE COMPANY THRIFT AND STOCK PURCHASE PLAN
                           (Full title of the plan)

                          --------------------------

                                Linda F. Condit
                              Corporate Secretary
                         Pennzoil-Quaker State Company
                         Pennzoil Place, P.O. Box 2967
                           Houston, Texas 77252-2967
                    (Name and address of agent for service)

 Telephone number, including area code, of agent for service:  (713) 546-4000

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
 TITLE OF SECURITIES TO       AMOUNT TO BE      PROPOSED MAXIMUM          PROPOSED MAXIMUM            AMOUNT OF
 BE REGISTERED(1)             REGISTERED       OFFERING PRICE PER        AGGREGATE OFFERING       REGISTRATION FEE(2)
                                                   SHARE(2)                  PRICE(2)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par              200,000            $13.08125                 $2,616,250                 $727.32
value $.10 per share
-------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated pursuant to Rule 457(c) and (h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales price of the Common Stock of the Registrant reported on the New York Stock Exchange on February 17, 1999.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Note: The document(s) containing the employee benefit plan information required by Item 1 of this Form and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of this Form will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file. The foregoing documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which Pennzoil-Quaker State Company, a Delaware corporation (the "Company"), has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-14501), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

     (1) The Company's Form 10, as amended, declared effective by the Commission on December 10, 1998;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

     (3) The Annual Report on Form 11-K filed by the Quaker State Corporation Thrift and Stock Purchase Plan (File No. 1-2677); and

     (4) The description of rights to purchase preferred stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 18, 1998; and

     (5) The Company's Current Reports on Form 8-K filed with the Commission on December 18, 1998, December 29, 1998, and January 13, 1999, as amended on January 20, 1999.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

           Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 9 of the By-laws of the Company provides for indemnification of any person who is, or is threatened to be made, a witness in or a party to any proceeding by reason of his Corporate Status, as defined in the By-laws, to the extent authorized by applicable law including, but not limited to, the Delaware General Corporation Law. Directors of the Company have agreements in place providing for the same indemnification as the By-laws. Pursuant to Section 145 of the Delaware General Corporation Law a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is generally limited to attorney's fees and other expenses and is not available if such person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     Article IX of the Company's Restated Certificate of Incorporation eliminates in certain circumstances the monetary liability of directors of the Company for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director

     (1) for a breach of the director's duty of loyalty to the corporation or its stockholders;

     (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;

     (3) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or

     (4) for transactions from which the director derived an improper personal benefit.

     The Company has purchased directors and officers liability insurance that would indemnify the directors and officers of the Company against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.

     The above discussion of the Company's Restated Certificate of Incorporation and By-laws and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such Restated Certificate of Incorporation, By-laws and statute.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

            Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number         Description
------         -----------

+ 4.1 - Restated Certificate of Incorporation of Pennzoil-Quaker State Company (incorporated herein by reference to Exhibit 4.2 to the Company's Form 8-K filed with the Commission on December 29, 1998)

  4.2       - By-laws of Pennzoil-Quaker State Company (filed herewith)

  4.3 - Pennzoil-Quaker State Company Thrift and Stock Purchase Plan (filed herewith)

  4.4 - First Amendment to the Pennzoil-Quaker State Company Thrift and Stock Purchase Plan (filed herewith)

  5          - Opinion of Baker & Botts, L.L.P. (filed herewith)

 23.1 - Consent of Arthur Andersen LLP, independent public accountants (filed herewith)

 23.2 - Consent of PricewaterhouseCoopers LLP, independent accountants (filed herewith)

 23.3 - Consent of PricewaterhouseCoopers LLP, independent accountants (filed herewith)

 24          - Powers of Attorney (filed herewith)

     The Company hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to qualify the Plan under
Section 401 of the Internal Revenue Code.

--------------
+Incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 23, 1999.


                            PENNZOIL-QUAKER STATE COMPANY,
                            a Delaware corporation

                                 /s/ James L. Pate
                            By:______________________________________
                                 James L. Pate, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 23, 1999.


             NAME                               TITLE
             ----                               -----

/s/ James L. Pate
__________________________________________      Principal Financial Officer
(James L. Pate, Chairman of the Board
and Chief Executive Officer)


/s/ David P. Alderson II
__________________________________________
     Principal Executive Officer
(David P. Alderson II, Group Vice President
and Chief Financial Officer)

Howard H. Baker, Jr.*
Herbert M. Baum*
W. L. Lyons Brown, Jr.*
Ernest H. Cockrell*
Alfonso Fanjul*                                 A Majority of the Directors of
C. Frederick Fetterolf*                         Pennzoil-Quaker State Company
Forrest R. Haselton*
Berdon Lawrence*
L. David Myatt*
James J. Postl*
Gerald B. Smith*
Lorne R. Waxlax*


     /s/ David P. Alderson II
*By:________________________________________
     (David P. Alderson II, Attorney-in-Fact

     THE PLAN. Pursuant to the requirements of the Securities Act, the Administrative Committee which administers the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 23, 1999.

                               PENNZOIL-QUAKER STATE COMPANY
                               THRIFT AND STOCK PURCHASE PLAN
                               ADMINISTRATIVE COMMITTEE


                               By:   /s/ James W. Shaddix
                               -------------------------------------------------
                                     James W. Shaddix, Chairman of the Committee

     THE COMMITTEE. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 23, 1999.

MEMBERS OF THE ADMINISTRATIVE COMMITTEE
OF THE THRIFT AND STOCK PURCHASE PLAN

     Signature
     ---------

David P. Alderson II
Clyde W. Beahm*
Linda F. Condit*
Raymond Fischer*
James J. Postl*
Cherylon B. Reid*
W.M. Robb*
James W. Shaddix*


*By: /s/ David P. Alderson II
     ----------------------------------------
     (David P. Alderson II, Attorney-in-Fact)